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                                                                    EXHIBIT 23.1



INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in Registration Statement No. 33-74780 of Health Systems International, Inc. on Form S- 8 of our report dated March 21, 1997, appearing in this Annual Report on Form 10-K of Health Systems International, Inc. for the year ended December 31, 1996.

DELOITTE & TOUCHE LLP

Los Angeles, California
March 27, 1997